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Exhibit 5.1

March 29, 2016

Cardtronics, Inc.
Cardtronics USA, Inc.
Cardtronics Holdings, LLC
ATM National LLC
Cardtronics DR, LLC
3250 Briarpark Drive, Suite 400
Houston, Texas 77042

Re:    Registration Statement on Form S-3 of Cardtronics, Inc., Cardtronics USA, Inc., Cardtronics Holdings, LLC, ATM National LLC and Cardtronics DR, LLC

Ladies and Gentlemen:

        We have acted as securities counsel to Cardtronics, Inc., a corporation organized under the laws of Delaware (the "Company"), Cardtronics USA, Inc., a corporation organized under the laws of Delaware ("Cardtronics USA"), Cardtronics Holdings, LLC, a limited liability company organized under the laws of Delaware ("Cardtronics Holdings"), ATM National LLC, a limited liability company organized under the laws of Delaware ("ATM National"), and Cardtronics DR, LLC, a limited liability company organized under the laws of Delaware (together with Cardtronics USA, Cardtronics Holdings and ATM National, collectively, the "Subsidiary Guarantors" and the Subsidiary Guarantors together with the Company, the "Opinion Parties" and each an "Opinion Party") in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed under the U.S. Securities Act of 1933, as amended (the "Securities Act"), with the U.S. Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an indeterminate number of: (i) debt securities of the Company, in one or more series, consisting of notes, debentures, or other evidences of indebtedness (the "Debt Securities"); (ii) guarantees (the "Guarantees") of the Debt Securities by the Subsidiary Guarantors; and (iii) shares of the Company's common stock, par value $0.0001 per share (the "Common Stock" and, together with the Debt Securities and the Guarantees, the "Offered Securities").

        In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Fourth Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), (ii) the Fourth Amended and Restated Bylaws of the Company (together with the Certificate of Incorporation, the "Charter Documents"), (iii) the Registration Statement, (iv) the form of Senior Indenture incorporated by reference as an exhibit to the Registration Statement (the "Senior Indenture"), (v) the form of Subordinated Indenture incorporated by reference as an exhibit to the Registration Statement (together with the Senior Indenture, the "Indentures"), (vi) other governing documents and agreements, as applicable, of the Subsidiary Guarantors, (vii) resolutions of the board of directors or members, as applicable, of each of the Opinion Parties and (viii) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Opinion Parties as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Opinion Parties.

        In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Opinion Parties) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities, (viii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) the Indentures, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (x) with respect to Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the SEC with respect to such trustee, (xi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company, if applicable, the Subsidiary Guarantors and the other parties thereto, (xii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (xiii) with respect to the Common Stock (including upon conversion, exchange or exercise of any Offered Security), there will be sufficient Common Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

        We have also assumed that the Company and, if applicable, the Subsidiary Guarantors have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Delaware) in connection with the transactions contemplated by, and the performance of its obligations with respect to, the issuance of the Offered Securities. We have also assumed that the Offered Securities and each of the Indentures will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company and, if applicable, the Subsidiary Guarantors of, and the performance of their respective obligations under, the Indentures and the Offered Securities will not, violate, conflict with or constitute a default under (i) the Charter Documents and, if applicable, the respective governing documents of the Subsidiary Guarantors, or any agreement or other instrument to which any Opinion Party or, if applicable, any of their respective properties are subject, (ii) any law, rule or regulation to which any Opinion Party is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) prior to the issuance of any Offered Securities, each of the Indentures, any applicable supplemental indentures and each certificate, note or other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the Company and, if applicable, the Subsidiary Guarantors under Delaware law, (ii) the choice of New York law in each of the Indentures and any applicable supplemental indenture is legal and valid under the laws of any other applicable jurisdictions, (iii) the execution and delivery by the Company and, if applicable, the Subsidiary Guarantors of each of the Indentures, any applicable supplemental indenture and each other certificate, note or executed document evidencing Offered Securities and the performance by the Company and, if applicable, the Subsidiary Guarantors of their respective obligations thereunder will not violate or conflict with any laws of the State of Delaware, and (iv) the Company and, if applicable, the Subsidiary Guarantors will have otherwise complied with all aspects of the laws of the State of Delaware in connection with the issuance of the Offered Securities as contemplated by the Registration Statement.

March 29, 2016	Page 2

        Based upon and subject to the foregoing, we are of the opinion that:

  1.
  With respect to any series of the Debt Securities to be offered by the Company (the "Offered Debt Securities") and any Guarantees of the Offered Debt Securities to be offered by the Subsidiary Guarantors (the "Offered Guarantees") pursuant to the Registration Statement, when (i) the terms of the Offered Debt Securities and the Offered Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture (including any applicable supplemental indenture), (ii) the Offered Debt Securities and the Offered Guarantees have been offered and sold in accordance with the applicable Indenture (including any applicable supplemental indenture), the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement and (iii) the applicable Indenture (including any applicable supplemental indenture) relating to the Offered Debt Securities and the Offered Guarantees has been duly executed and delivered by each party thereto and the Offered Debt Securities and the Offered Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable Indenture (including any applicable supplemental indenture) and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities or Guarantees duly issued upon conversion, exchange or exercise of any Debt Securities) and the Offered Guarantees will be binding obligations of, as applicable, the Company and the Subsidiary Guarantors, respectively.

  2.
  With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (including any Common Stock to be issued upon conversion, exchange or exercise of any Offered Security) (the "Offered Common Stock"), when (i) the Offered Common Stock has been authorized, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Offered Common Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Common Stock will be validly issued, fully paid and nonassessable.

        The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Offered Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

        We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of federal or state securities or blue sky laws.

        The foregoing opinions are limited in all respects to the corporate laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the federal laws of United States of America and we do not express any opinions as to the laws of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

March 29, 2016	Page 3

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ BAKER & McKENZIE LLP

BAKER & McKENZIE LLP

March 29, 2016	Page 4

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  Exhibit 5.1